BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson city, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20190232418-62
Filing Date and Time 05/30/2019 10:13 AM
Entity Number E0250822019-5

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of
Corporation:	EXCELLERANT, INC.

2.	Registered Agent	[X] Commercial Registered Agent: INCORP SERVICES, INC.
for Service of Process	[ ] Noncommercial Registered Agent OR [ ] Office or Position with Entity

(check only one box)	Name of Title of Office or Other Position with Entity

Street Address City State Zip Code

3.	Authorized Stock:	75,000,000	$0.00010	0
(number of shares corporation authorized to issue)	Number of shares with par value:	Par value per share:	Number of shares without par value:

4.	Names and	LASHA MORBEDADZE
Addresses of the	Name
Board of	302 YAYUN AVE, PANYU GUANGZHOU GUANGDONG CH 510000
Directors/Trustees:	Street Address City State Zip Code
(each Director/Trustee must
be a natural person at least	Name
18 years of age; attach
additional page if more	Street Address City State Zip Code
than two directors/trustees)

5.	Purpose:	The purpose of this Corporation shall be:	6. Benefit Corporation:
(optional; required only	ANY LEGAL PURPOSE	[ ] Yes .
if Benefit Corp status)
7.	Names, Address	INCORP SERVICES, INC.	/s/ INCORP SERVICES, INC.
and Signature of	Name	Signature
Incorporator:	3773 HOWARD HUGHES PKWY STE 500S LAS VEGAS NV 89169-6014
(attached additional page	Street Address City State Zip Code
if more than one
incorporator)

8.	Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
Appointment of	/s/ INCORP SERVICES, INC.	05/30/2019
Registered Agent:	Authorized Signature of R.A. or On Behalf of Registered Agent Entity	Date

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **EXCELLERANT, INC.**, did on May 30, 2019, file in this office the original Articles of Incorporation; that said Articles of Incorporation is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 30, 2019.

Barbara K. Cegavske
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20190530-1183